As filed with the Securities and Exchange Commission on October 22, 2013
Registration No.  333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

VENAXIS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Colorado	84-1553387
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1585 South Perry Street
Castle Rock, Colorado 80104
(303) 794-2000
 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Jeffrey G. McGonegal
Chief Financial Officer
1585 South Perry Street
Castle Rock, Colorado 80104
(303) 794-2000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

With a copy to:

Mary J. Mullany, Esquire
Ballard Spahr LLP
1735 Market Street, 51st Floor
Philadelphia, PA 19103
(215) 864-8631

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement filed pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated Filer ☐	Smaller Reporting Company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Security (2)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common stock, no par value			$20,000,000	$2,728.00

(1)
There are being registered hereunder such indeterminate number of shares of common stock of Venaxis, Inc. as shall have an aggregate initial offering price not to exceed $20,000,000 or the equivalent thereof in one or more currencies.  In addition, pursuant to Rule 416 under the Securities Act, the securities registered hereunder include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
Not specified pursuant to General Instruction II.D. of Form S-3.  The proposed maximum offering price per share will be determined from time to time by the Registrant in connection with, and at the time of, the issuance of the securities.

(3)
Estimated solely for the purpose of calculating the amount of the registration fee required pursuant to Rule 457(o) thereof, which permits the registration fee to be calculated on the basis of the maximum aggregate offering price of all securities listed.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated October 22, 2013

PROSPECTUS

$20,000,000
Common Stock

We may issue and sell from time to time our common stock in one or more offerings on terms to be determined at the time of sale.  The aggregate offering price of all common stock sold under this prospectus may not exceed $20 million.

We will provide a prospectus supplement each time we issue common stock, specifying the specific terms of the common stock being sold as well as the specific terms of that offering.

You should read this prospectus and any prospectus supplement, including any information incorporated herein and therein, carefully before you invest.

The common stock being sold may be sold on a delayed or continuous basis directly by us, through dealers, agents or underwriters designated from time to time, or through any combination of these methods.  If any dealers, agents or underwriters are involved in the sale of the common stock in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in any prospectus supplement.  The net proceeds we expect to receive from any such sale will also be included in the applicable prospectus supplement.

Our common stock is traded on the Nasdaq Capital Market under the symbol “APPY.”  On October 21, 2013, the closing price of our common stock as reported on the Nasdaq Capital Market was $1.97 per share.

Investing in our securities involves a high degree of risk.  See “RISK FACTORS” on page 4.

This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement for the securities being sold.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is _______, 2013.

You should rely only on the information contained in this prospectus and in any prospectus supplement (including in any documents incorporated by reference herein or therein).  We have not authorized anyone to provide you with any different information.  We are offering to sell our securities, and seeking offers to buy, only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus and any prospectus supplement is accurate only as of the date of this prospectus or such prospectus supplement, and the information contained in any document incorporated herein or therein by reference is accurate only as of the date of such document incorporated by reference, regardless of the time of delivery or any sale of our securities.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. You should read this entire prospectus carefully, especially the “Risk Factors” section beginning on page 4 and our financial statements and the related notes incorporated by reference into this prospectus, before making an investment decision.

As used in this prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” “Venaxis” and “the Company” refer to the operations of Venaxis, Inc.

Overview

Venaxis® is focused on advancing products that address unmet human diagnostic needs. We were formed in 2000 to produce purified proteins for diagnostic applications.  To date, we have leveraged our science and technology to advance development of our APPY1™ product candidate and to develop animal health-related assets, including intellectual property.  In 2012, we out-licensed these animal health-related assets as part of our business plan to focus our effort on human diagnostic products and technologies.

Our business strategy is to focus on products and technologies that we believe have attractive worldwide markets and significant product margin potential.  Our acute appendicitis test, APPY1, which is our current primary focus, meets these objectives.  We may also pursue technologies under “in-licensing” agreements with third parties such as universities, researchers or individuals, add value by advancing the stage of research and development on the technologies through proof of concept, and then either “out-license” to global diagnostic companies or continue with in-house development towards regulatory approval, product introduction and launch.

APPY1 is a multi-marker blood test panel intended to be used by emergency department physicians to aid them in the evaluation of possible acute appendicitis in children, adolescent and young adult patients (ages 2 – 20) who present with abdominal pain.  APPY1 is under the regulatory jurisdiction of the FDA.  We are not aware of any blood test that is cleared by the FDA for the purpose of aiding in ruling out appendicitis, and are not aware of any competitors in this area.  We expect that a principal benefit of APPY1 will be to provide physicians with objective information that will aid in the identification of patients at low risk for appendicitis, and thereby potentially reduce the exposure to radiation from, and the expense associated with, computed tomography (CT) scans that are often performed on these patients.  In addition, we believe the test can potentially save significant costs through improved patient throughput in emergency departments.  We have completed a design freeze for our APPY1 product candidate and, in early 2013, commenced a 2,000 patient, multi-center prospective pivotal clinical trial to be used in connection with our application for FDA clearance.  We also have commenced initial marketing and commercialization activities for our CE marked APPY1 products in the European Union.

Recent Developments

Pivotal Clinic Study of APPY1.  On September 26, 2013, we announced that the external Data and Safety Monitoring Board created as part of our pivotal clinical trial for our APPY1 Test had recommended continuation of the pivotal clinical trial, based upon completion of the final futility analysis included in the clinical trial design.  The futility analysis, which consisted of an independent review of the validity, integrity, and clinical and scientific relevance of the ongoing study, was performed on the first 1,061 patients to complete the study.  The pivotal study will enroll a total of 2,000 evaluable patients, of which approximately 1,500 have been enrolled to date.  We anticipate enrollment completion by the end of 2013 and, subject to the clinical trial results, to file for FDA clearance in the first quarter of 2014.

European Market Development.  While FDA clearance is being sought, an initial launch for the APPY1 Test is ongoing in select European countries.  We have entered into commercial development agreements with a number of diagnostic test distributors in Italy, Turkey and the Benelux countries, and are pursuing commercial development agreements with such distributors in the U.K., France and Germany.  Under these commercial development agreements, we are working to roll out our market development program for APPY1, including identification of initial hospitals and key opinion leaders in the European territories in which we are focused.  Our strategy is to leverage the experience of key opinion leaders in select hospitals in order to generate additional meaningful, multinational field data for APPY1 products.  We have received initial stocking orders for our APPY1 products under these relationships.

Company Information

We were organized as a Colorado corporation on July 24, 2000.  Our principal executive offices are located at 1585 S. Perry Street, Castle Rock, Colorado 80104.  Our phone number is (303) 794-2000 and our Internet address is www.venaxis.com.  In December 2012, we changed our name to Venaxis, Inc. from AspenBio Pharma, Inc.  The information on our website or any other website is not incorporated by reference in this prospectus and does not constitute a part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk.  You should consider carefully the risks incorporated by reference herein that are described under “Risk Factors” in our Quarterly Report on Form 10-Q for the period ended June 30, 2013, as well as any applicable prospectus supplement and the reports we file from time to time with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference in this prospectus.  If  any of the events described in such “Risk Factors” section occurs or the risks described in such “Risk Factors” section actually materialize, our business, financial condition, results of operations, cash flow or prospects could be materially adversely affected.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the SEC.  By using a shelf registration statement, we may, from time to time, issue and sell our common stock in one or more offerings up to an aggregate maximum offering price of $20 million (or its equivalent in foreign or composite currencies).  Each time we sell any of our securities, we will provide a prospectus supplement that will contain more specific information about the offering and the terms of the securities being sold.  We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or the documents incorporated by reference.

This prospectus provides you with a general description of the Company and our securities; for further information about our business and our securities, you should refer to the registration statement, the reports incorporated by reference in this prospectus, as described in “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus and in any prospectus supplement (including in any documents incorporated by reference herein or therein).  We have not authorized anyone to provide you with any different information.  We are offering to sell our securities, and seeking offers to buy, only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus and any prospectus supplement is accurate only as of the date of this prospectus or such prospectus supplement, and the information contained in any document incorporated herein or therein by reference is accurate only as of the date of such document incorporated by reference, regardless of the time of delivery or any sale of our securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, included or incorporated in this report regarding our strategy, future operations, collaborations, intellectual property, cash resources, financial position, future revenues, projected costs, prospects, plans, and objectives of management are forward-looking statements. The words “believes,” “anticipates,” “estimates,” “plans,” “expects,” “intends,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.  We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements.  There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements.  These important factors include those set forth above under the heading “Risk Factors.” These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. In addition, any forward-looking statements represent our estimates only as of the date that this prospectus is filed with the SEC, and should not be relied upon as representing our estimates as of any subsequent date. We do not assume any obligation to update any forward-looking statements. We disclaim any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus together with our existing cash resources, for working capital and other general corporate purposes, including funding for further clinical development, seeking FDA clearance for APPY1, and for initial commercialization of APPY1 in the U.S. and the E.U.  At this time, we have not determined the specific uses of any offering proceeds, or the amounts we plan to spend on any particular use or the timing of such expenditures, which may vary significantly depending on various factors such as the results of our clinical trial currently in progress, our research and development activities, regulatory approvals, competition, marketing and sales, and the market acceptance of any products introduced by us or our partners.  Pending application of the net proceeds from any particular offering, we intend to invest such proceeds in short-term, interest-bearing, investment-grade securities.

Each time we issue securities, we will provide a prospectus supplement that will contain information about how we intend to use the proceeds from each such offering.

We cannot guarantee that we will receive any proceeds in connection with any offering hereunder because we may choose not to issue any of the securities covered by this prospectus.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby from time to time in one or more of the following ways:

•	through one or more underwriters;

•
through dealers, who may act as agents or principal (including a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction);

•	directly to one or more purchasers;

•	through agents;

•	through registered direct offerings;

•	as part of a collaboration with a third party;

•	through “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	in privately negotiated transactions; and

•	in any combination of these methods of sale.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

•	the name or names of any agents, underwriters or dealers;

•	the terms of the securities being offered, including the purchase price and the proceeds we will receive from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any over-allotment options under which underwriters may purchase additional securities from us; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

Underwriters, dealers, agents and others that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. In no event will the total amount of cash compensation paid to underwriters, placement agents, dealers or brokers exceed 10% of the gross proceeds of the offering.  We will identify in the applicable prospectus supplement any underwriters, dealers, agents and others and will describe their compensation. We may have agreements with underwriters, dealers, agents and others to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers, agents and others may engage in transactions with or perform services for us in the ordinary course of their businesses.

If required under applicable state securities laws, we will sell the securities only through registered or licensed brokers or dealers. In addition, in some states, we may not sell securities unless they have been registered or qualified for sale in the applicable state or unless we have complied with an exemption from any registration or qualification requirements.

Agents

We may designate agents who agree to solicit purchases for the period of their appointment or to sell securities on a continuing basis. Unless the prospectus supplement provides otherwise, agents will act on a best efforts basis for the period of their appointment. Agents may receive compensation in the form of commissions, discounts or concessions from us. Agents may also receive compensation from the purchasers of the securities for whom they sell as principals. Each particular agent will receive compensation in amounts negotiated in connection with the sale, which might be in excess of customary commissions.

Underwriters

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Unless the prospectus supplement provides otherwise, underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship, and we may offer the securities to the public through an underwriting syndicate or through a single underwriter. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship and underwriting arrangement.

Dealers

We also may sell securities to a dealer as principal. If we sell our securities to a dealer as a principal, then the dealer may resell those securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement.

Direct Sales and Institutional Purchases

We may also sell securities directly to one or more purchasers, in which case underwriters or agents would not be involved in the transaction.

Further, we may authorize agents, underwriters or dealers to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in an applicable prospectus supplement.

Stabilization Activities

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Such activities may cause the price of the securities to be higher than they would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on the Nasdaq Capital Market or otherwise.

Passive Market Making

Any underwriters who are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Costs

We will bear all costs, expenses and fees in connection with the registration of the securities, as well as the expense of all commissions and discounts, if any, attributable to sales of the securities by us.

DESCRIPTION OF OUR CAPITAL STOCK

Our authorized capital stock consists of 60,000,000 shares of common stock, no par value per share.  As of June 30, 2013, we had 21,454,380 outstanding shares of common stock.

As of June 30, 2013, we had 1,221,273 shares of common stock issuable upon the exercise of outstanding options granted under our stock option plans at a weighted average exercise price of $8.79 per share, 4,622,505 shares of common stock issuable upon exercise of options granted outside of our stock option plans and warrants at a weighted average exercise price of $1.82 per share, and 690,932 shares of common stock available for future issuance under our stock option plans.

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders, except that in the election of directors each shareholder shall have as many votes for each share held by him, her or it as there are directors to be elected and for whose election the shareholder has a right to vote.  Cumulative voting is not permitted. Generally, all matters to be voted on by shareholders must be approved by a majority, or, in the case of the election of directors, by a plurality, of the votes cast at a meeting at which a quorum is present.

Holders of outstanding shares of our common stock are entitled to those dividends declared by the Board of Directors out of legally available funds, and, in the event of our liquidation, dissolution or winding up of our affairs, holders are entitled to receive ratably our net assets available to the shareholders.  Holders of our outstanding common stock have no preemptive, conversion or redemption rights.  All of the issued and outstanding shares of our common stock are, and all unissued shares of our common stock, when offered and sold will be, duly authorized, validly issued, fully paid and nonassessable.  To the extent that additional shares of our common stock may be issued in the future, the relative interests of the then existing shareholders may be diluted.

Our authorized but unissued shares of common stock are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, corporate acquisitions and employee benefit plans.  The existence of authorized but unissued and unreserved common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent. The transfer agent for our common stock is Corporate Stock Transfer, Inc., Denver, Colorado.

Listing. The shares of our common stock are currently listed on the NASDAQ Capital Market under the symbol “APPY.”

LEGAL MATTERS

Certain legal matters with respect to the securities offered hereby have been passed upon by Ballard Spahr LLP.

EXPERTS

The audited financial statements of Venaxis, Inc., incorporated herein by reference, have been audited by GHP Horwath, P.C., independent registered public accounting firm, for the period and to the extent set forth in their report.  Such financial statements have been so incorporated in reliance upon the report of such firm given upon the firm’s authority as an expert in auditing and accounting.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents containing such information. This prospectus is part of a registration statement we filed with the SEC. You should rely on the information incorporated by reference in this prospectus and the registration statement. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information and information contained in documents filed earlier with the SEC. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering; provided, that we are not incorporating by reference any documents or information deemed to have been furnished and not filed in accordance with SEC rules. The documents we are incorporating by reference are:

•	our Annual Report on Form 10-K for the year ended December 31, 2012, filed on March 26, 2013;

•	our Quarterly Reports on Form 10-Q for the three months ended March 31, 2013, filed on May 7, 2013, and June 30, 2013, filed on August 7, 2013;

•
our Current Reports on Form 8-K filed on January 7, 2013 (Items 8.01 and 9.01), January 15, 2013 (Items 8.01 and 9.01), March 18, 2013 (Items 8.01 and 9.01), March 26, 2013 (Items 8.01 and 9.01), April 18, 2013 (Items 5.02 and 9.01), May 9, 2013 (Items 1.01, 2.03 and 9.01), May 24, 2013 (Items 1.10, 8.01 and 9.01), May 30, 2013 (Items 8.01 and 9.01), June 13, 2013 (Items 5.02, 5.03, 5.07 and 9.01), July 15, 2013 (Items 8.01 and 9.01), July 16, 2013 (Items 8.01 and 9.01) and September 26, 2013 (Items 8.01 and 9.01); and

•
our Registration Statement on Form 8-A filed October 1, 2002 registering our common stock under the Securities Act of 1933, as amended by Form 8-A filed on August 27, 2007 and as amended by Form 8-A / Amendment 1 on August 27, 2007.

We will furnish to you, on written or oral request, a copy of any or all of the documents that have been incorporated by reference, including exhibits to these documents.  You may request a copy of these filings at no cost by writing or telephoning our Secretary at the following address and telephone number:

Venaxis, Inc.
Attention:  Jeffrey G. McGonegal, Chief Financial Officer and Secretary
1585 S. Perry Street
Castle Rock, Colorado 80104
Telephone No.: (303) 794-2000
Facsimile No.: (303) 798-8332

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act to register our common stock being offered in this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information set forth in the registration statement or the exhibits and schedules filed thereto. For further information about us and our securities offered by this prospectus, we refer you to the registration statement and the exhibits and schedules filed with the registration statement. Any statement contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement is not necessarily complete and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. You may read and copy any materials we file with the SEC, including the registration statement, at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549, on official business days during the hours of 10:00 a.m. to 3:00 p.m. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is http://www.sec.gov. Information on or accessible through the SEC’s website is not a part of this prospectus. You may also inspect our SEC reports and other information at our website at www.venaxis.com. Information on or accessible through our website is not a part of this prospectus. We are subject to the information reporting requirements of the Exchange Act, and file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The costs and expenses payable by the Company in connection with the offerings described in this registration statement are as follows:

SEC registration fee	$2,728.00
Legal fees and expenses	$11,500.00	*
Accounting fees and expenses	$6,000.00	*
Printer costs and expenses	$2,272.00	*

Total	$22,500.00

*           Estimated as permitted under Rule 511 of Regulation S-K.

Item 15. Indemnification of Directors and Officers.

Our Articles of Incorporation and Bylaws require us to indemnify our officers, directors, employees and agents against reasonably incurred expenses (including legal fees), judgments, penalties, fines and amounts incurred in the settlement of any action, suit or proceeding if it is determined that such person conducted himself in good faith and that he reasonably believed (i) in the case of conduct in his official capacity, that his conduct was in the Company’s best interest, (ii) in all other cases (except criminal proceedings) that his conduct was at least not opposed to the Company’s best interests, or (iii) in the case of any criminal proceeding, that he has not reasonable cause to believe that his conduct was unlawful.

This determination shall be made by a majority vote of directors at a meeting at which a quorum is present, provided however that the quorum can only consist of directors not parties to the proceeding.  If a quorum cannot be obtained, the determination may be made by a majority vote of a committee of the board, consisting of two or more directors who are not parties to the proceeding.  Directors who are parties to the proceeding may participate in the designation of members to serve on the committee.  If a quorum of the board or a committee cannot be established, the determination may be made (i) by independent legal counsel selected by a vote of the board of directors or committee in the manner described in this paragraph or, if a quorum cannot be obtained or a committee cannot be established, by independent legal counsel selected by a majority of the full board (including directors who are parties to the proceeding) or (ii) by a vote of the shareholders.  Any officer, director, employee or agent may seek court-ordered indemnification from the court conducting the proceeding.  The court may then determine whether such person should be entitled to indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Company is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Section 7−108−402 of the Colorado Business Corporation Act (the “Act”) provides, generally, that the articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that any such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in Section 7−108−403 of the Act (unlawful distributions), or (iv) any transaction from which the director directly or indirectly derived an improper personal benefit. Such provision may not eliminate or limit the liability of a director for any act or omission occurring prior to the date on which such provision becomes effective.  The Company’s articles of incorporation contain such a provision.

Section 7−109−103 of the Act provides, that a corporation organized under Colorado law shall be required to indemnify a person who is or was a director of the corporation or an individual who, while serving as a director of the corporation, is or was serving at the corporation’s request as a director, an officer, an agent, an associate, an employee, a fiduciary, a manager, a member, a partner, a promoter, or a trustee of, or to hold any similar position with, another domestic or foreign corporation or other person or of an employee benefit plan (a “Director”) of the corporation and who was wholly successful, on the merits or otherwise, in the defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (a “Proceeding”), in which he was a party, against reasonable expenses incurred by him in connection with the Proceeding, unless such indemnity is limited by the corporation’s articles of incorporation.

Section 7−109−102 of the Act provides, generally, that a corporation may indemnify a person made a party to a Proceeding because the person is or was a Director against any obligation incurred with respect to a Proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in the Proceeding if the person conducted himself or herself in good faith and the person reasonably believed, in the case of conduct in an official capacity with the corporation, the person’s conduct was in the corporation’s best interests and, in all other cases, his or her conduct was at least not opposed to the corporation’s best interests and, with respect to any criminal proceedings, the person had no reasonable cause to believe that his or her conduct was unlawful.  A corporation may not indemnify a Director in connection with any Proceeding by or in the right of the corporation in which the Director was adjudged liable to the corporation or, in connection with any other Proceeding charging that the Director derived an improper personal benefit, whether or not involving actions in an official capacity, in which Proceeding the Director was judged liable on the basis that he or she derived an improper personal benefit.  Any indemnification permitted in connection with a Proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with such Proceeding.

Under Section 7−109−107 of the Act, unless otherwise provided in the articles of incorporation, a corporation may indemnify an officer, employee, fiduciary, or agent of the corporation to the same extent as a Director and may indemnify an officer, employee, fiduciary, or agent who is not a Director to a greater extent, if not inconsistent with public policy and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract.

Item 16. Exhibits.

The following exhibits are filed as part of, or incorporated by reference into this registration statement:

Number	Identification of Exhibit

1.1+	Form of Underwriting Agreement

4.1	Specimen stock certificate for shares of common stock, no par value (Incorporated by reference from the registrant’s Report on Form 8-K, dated and filed June 25, 2012)

5.1+	Opinion of Ballard Spahr LLP

23.1*	Consent of GHP Horwath, P.C.

23.2+	Consent of Ballard Spahr LLP (Included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature pages hereto)

+
To be filed as an exhibit to a report filed pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act or by post-effective amendment to the Registration Statement if the common stock is sold through one or more underwriters.

*	Filed herewith.

Item 17. Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           If the registrant is relying on Rule 430B:

(A)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)           If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in said act and will be governed by the final adjudication of such issue.

(i)           The undersigned registrant hereby undertakes that:

(1)           For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)           For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Castle Rock, State of Colorado on the 22nd day of October, 2013.

Venaxis, Inc.

By:	/s/ Stephen T. Lundy
Stephen T. Lundy
President and Chief Executive Officer (principal executive officer)

By:	/s/ Jeffrey G. McGonegal
Jeffrey G. McGonegal
Chief Financial Officer (principal financial officer and principal accounting officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Stephen T. Lundy and Jeffrey G. McGonegal as true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement and any additional registration statements filed pursuant to Rule 462, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”), and generally to do all such things in their names and behalf in their capacities as officers and directors to enable the Company to comply with the provisions of the Securities Act of 1933 and all requirements of the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, ratifying and confirming all that said attorney-in-fact and agent, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Stephen T. Lundy	President, Chief Executive Officer	October 22, 2013
Stephen T. Lundy	and Director (principal executive officer)
/s/ Jeffrey G. McGonegal	Chief Financial Officer (principal financial officer	October 22, 2013
Jeffrey G. McGonegal	and principal accounting officer)
/s/ Gail S. Schoettler	Non-Executive Chair	October 22, 2013
Gail S. Schoettler
/s/ Susan A. Evans	Director	October 22, 2013
Susan A. Evans
/s/ Daryl J. Faulkner	Director	October 22, 2013
Daryl J. Faulkner
/s/ John H. Landon	Director	October 22, 2013
John H. Landon
/s/ David E. Welch	Director	October 22, 2013
David E. Welch
/s/ Stephen A. Williams	Director	October 22, 2013
Stephen A. Williams